AMENDED APPENDIX A

Dated July 21, 2026

To the

DISTRIBUTION PLAN

of

ULTIMUS MANAGERS TRUST

Funds	Share Classes	Rule 12b-1 Fee
Blueprint Adaptive Growth Allocation Fund	Investor	0.25%
Blue Current Global Dividend Fund	Investor	0.25%
HVIA Equity Fund	Investor	0.25%
Lyrical U.S. Value Equity Fund	Investor	0.25%
Lyrical U.S. Value Equity Fund	A	0.25%
Lyrical U.S. Value Equity Fund	C	1.00%*
Lyrical International Value Equity Fund	Investor	0.25%
Q3 All-Season Systematic Opportunities Fund	C	1.00%
Westwood Quality SmallCap Fund	A	0.25%
Westwood Income Opportunity Fund	A	0.25%
Westwood Multi-Asset Income Fund	A	0.25%
Westwood Alternative Income Fund	A	0.25%
Westwood Quality Value Fund	A	0.25%
Westwood Quality SmallCap Fund	C	1.00%
Westwood Income Opportunity Fund	C	1.00%
Westwood Real Estate Income Fund	A	0.25%
Westwood Broadmark Tactical Growth Fund	A	0.25%
Westwood Broadmark Tactical Growth Fund	C	0.75%
Westwood Salient MLP & Energy Infrastructure Fund	A	0.25%
Westwood Salient MLP & Energy Infrastructure Fund	C	1.00%
Westwood Broadmark Tactical Plus Fund	A	0.25%